Exhibit 99.1

Molina Healthcare Announces the Closing of its Acquisition of Bright Healthcare’s California Medicare Business

LONG BEACH, Calif.--(BUSINESS WIRE)--January 2, 2024--Molina Healthcare, Inc. (NYSE: MOH) today announced that its acquisition of Bright Healthcare’s California Medicare business closed effective as of January 1, 2024. At closing, Bright Healthcare’s California Medicare business served more than 109,000 members.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 5.2 million members as of September 30, 2023. For more information about Molina Healthcare, please visit molinahealthcare.com.

Contacts

Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-549-4100
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588